Exhibit (e)(13)

Amendment to ALPS ETF Trust Distribution Agreement

This Amendment to the ALPS ETF Trust Distribution Agreement (this “Amendment”), dated January 6, 2017, between ALPS ETF Trust, a Delaware statutory trust (the “Trust”), and ALPS Portfolio Solutions Distributor, Inc. (“ALPS”).

WHEREAS, the Trust and ALPS have entered into an ALPS ETF Trust Distribution Agreement dated March 31, 2013 (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Effective as of January __, 2017, Exhibit A of the Agreement is hereby deleted in its entirety and replaced with a new Exhibit A attached hereto.

2.            Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

ALPS ETF TRUST		ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By:		By:
Name:	Patrick D. Buchanan	Name:	Thomas A. Carter
Title:	Treasurer	Title:	President

EXHIBIT A

Cohen & Steers Global Realty Majors ETF
ALPS Equal Sector Weight ETF
Alerian MLP ETF
ALPS Sector Dividend Dogs ETF
U.S. Equity High Volatility Put Write Index Fund
Barron’s 400 ETF
ALPS International Sector Dividend Dogs ETF
RiverFront Strategic Income Fund
Alerian Energy Infrastructure ETF
Workplace Equality Portfolio
ALPS Emerging Sector Dividend Dogs ETF
Sprott Gold Miners ETF
ALPS Medical Breakthroughs ETF
ALPS MSCI EAFE Equal Sector Weighted ETF
ALPS MSCI Emerging Markets Equal Sector Weighted ETF
Sprott Junior Gold Miners ETF
Sprott Buzz Social Media Insights ETF
RiverFront Dynamic Unconstrained Income ETF
RiverFront Dynamic Core Income ETF
RiverFront Dynamic US Dividend Advantage ETF
RiverFront Dynamic US Flex-Cap ETF
ALPS/Dorsey Wright Sector Momentum ETF

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